Exhibit 5.1
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrown.com
June 2, 2009
ProLogis
4545 Airport Way
Denver, Colorado 80239

Re:	ProLogis Registration Statement on Form S-3 (File No. 333-157818)
Ladies and Gentlemen:
     We have acted as special counsel to ProLogis, a Maryland real estate investment trust (“ProLogis”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 40,000,000 common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) as described in the prospectus, as supplemented, relating to the Common Shares contained in ProLogis’ Registration Statement (File No. 333-157818) (the “Prospectus”).
     We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of a Registration Statement on Form S-3, as amended (File No. 333-157818) (the “Registration Statement”), relating to the Common Shares. In rendering our opinions set forth below, we have examined originals or copies identified to our satisfaction of (i) the Registration Statement, including the Prospectus; (ii) ProLogis’ Amended and Restated Declaration of Trust, as amended; (iii) ProLogis’ Amended and Restated Bylaws, as amended; and (iv) resolutions of ProLogis’ Board of Trustees (or a committee thereof). In addition, we have examined and relied upon other documents, certificates, corporate records, opinions and instruments, obtained from ProLogis or other sources believed by us to be reliable, as we have deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that the Common Shares have been duly authorized and, when the Common Shares are issued and sold and paid for in the manner described in the Prospectus, will be legally issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus and any related prospectus supplement under the caption “Legal Matters” with respect to the matters stated therein.
Mayer Brown LLP operates in combination with our associated English limited liability partnership.

Mayer Brown llp
ProLogis
June 2, 2009

     We are admitted to practice law in the State of Illinois, and we express no opinion as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the State of Maryland and the federal laws of the United States of America.
Sincerely,
/s/ Mayer Brown LLP